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                                  Exhibit 3.05

                       Form of Certificate of Designation


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               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                           OF SERIES 1 PREFERRED STOCK
                                       OF
                                KIDS STUFF, INC.

             Pursuant to Section 151 of the General Corporation Law

                            of the State of Delaware


                  I, Jeanne Miller, President of Kids Stuff, Inc (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                  That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on December 9, 1998, adopted the following resolution creating the terms and conditions of the series of 1,500,000 shares of Series 1 Preferred Stock, $.001 par value per share, designated as Series A Preferred
Stock:

                  Upon motion duly made, seconded and unanimously carried, it was

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1.       Number and Designation.

         The designation of the series of Preferred Stock, $.001 par value per share, authorized by this resolution shall be "Series 1 Cumulative Convertible Voting Preferred Stock" (the "Series 1 Preferred Stock"). The number of shares of Series 1 Preferred Stock authorized by this resolution shall be 1,500,000.

         2.       Rank.

         The Series 1 Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank prior to (i) all classes of Common Stock, $.001 par value per share, of the Corporation (the "Common Stock") and
(ii) the Corporation's Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"). All equity securities of the Corporation to which the Series 1 Preferred Stock ranks prior (whether upon liquidation, dissolution, winding up or otherwise), including the Common Stock, and the Series A Preferred Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation to which the Series 1 Preferred Stock ranks junior

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(whether upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Senior Securities." All equity securities of the Corporation with which the Series 1 Preferred Stock ranks on a parity (whether upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Parity Securities". The Series 1 Preferred Stock shall be subject to the creation of Junior Securities, Senior Securities and Parity Securities; provided, that no Senior Securities shall be issued after the date of this Certificate without the prior approval of at least a majority in interest of the outstanding Series 1 Preferred Stock, voting as a class.

         3.       Dividends.

         The holders of shares of Series 1 Preferred Stock shall be entitled to receive, per share, before any dividends or other distributions of any kind shall be declared or paid upon or set aside for any class of stock of the Corporation ranking as to dividends or upon liquidation junior to the Series 1 Preferred Stock (including but not limited to the Common Stock), out of funds legally available for that purpose, cumulative dividends in cash or, subject to the provisions of this Section 3 in shares of Common Stock, at the option of the Board of Directors of the Corporation, at the rate of $.45 per annum, (calculated on the basis of a 360-day year and counting the actual number of days elapsed), as such amount may be adjusted in the same manner as adjustments are made to the Conversion Rate pursuant to the provisions of subparagraphs 6 hereof, and no more from the date of initial issuance of the subject Series 1 Preferred Stock to the date of payment of such dividends, commencing on the date of issuance of the Series 1 Preferred Stock and payable annually on the last business day of April each year in which the Series 1 Preferred Stock shall be outstanding, commencing April 30, 1999. Each such dividend shall be paid to the holders of record of shares of the Series 1 Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days nor less than 10 days preceding the payment date of such dividend as shall be fixed by the Board of Directors of the Corporation or a duly authorized Committee thereof. At the election of the Board of Directors of the Corporation or a duly authorized Committee thereof, the annual dividend payments following the date of initial issuance of the subject shares of Series 1 Preferred Stock may be paid in kind, in shares of Common Stock, by the Corporation, if so paid by the issuance of such shares no later than sixty (60) days following the respective dividend payment dates. The dividend payment in kind shall equal that number of shares of Common Stock rounded up to nearest whole number determined by dividing the cash dividend payment amount by 100% of the then "fair market value" of a share of Common Stock (with such fair market value established as the price per share for the Common Stock valued at the average closing sales price of the Common Stock on the OTC Electronic Bulletin Board, NASDAQ or an Exchange, during the ten trading days ending on the tenth day before the dividend payment date) times the number of shares of Series 1 Preferred Stock owned on the record date.

         4.       Rights on Liquidation, Dissolution or Winding Up.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series 1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the



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holders of any junior securities of any class of stock of the Corporation
(including but not limited to the Common Stock and Series A Preferred Stock), an
amount equal to ($          ) per share (the "Liquidation Amount Per Share"),
as such Liquidation Amount Per Share may be adjusted in the same manner as adjustments are made to the Conversion Rate pursuant to the provisions of subparagraphs 6 hereof, plus an amount equal to unpaid dividends, whether declared or undeclared, if any, thereon regardless of whether there have been net profits or net assets legally available for payment of dividends. If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay to the holders of shares of Series 1 Preferred Stock the full amounts to which they respectively shall be entitled, as well as similar payments on any other class of stock ranking on a party or senior to the Series 1 Preferred Stock upon liquidation, then the holders of shares of Series 1 Preferred Stock and the holders of such other classes of stock, shall share ratably in any distribution of assets in proportion to the full respective distributable amounts to which they are entitled. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of Series 1 Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of any shares of any class of stock of the Corporation ranking as to dividends or upon liquidation junior to the Series 1 Preferred Stock (including but not limited to the Common Stock and Series A Preferred Stock) shall be entitled, to the exclusion of the holders of shares of Series 1 Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

         (b) A consolidation or merger of the Corporation with or into another corporation or sale or conveyance of all or substantially all the property and assets of the Corporation will not deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for the purposes of the foregoing paragraph.

         5.       Voting.

         Each share of Series 1 Preferred Stock shall have one vote per share voting together with the Common Stock except as otherwise provided by Delaware Corporation law.

         6.       Conversion.

                  (a) Commencing on __________, 2000 and up until the close of business on the day preceding the Redemption Date, as herein defined, the holders of the Certificates shall be able to convert their Series 1 Preferred Stock into Common Stock based upon the applicable Conversion Ratio. The initial Conversion Ratio shall be ____ shares of Common Stock for each 1.0 share of Series 1 Preferred Stock, subject to adjustment as described herein.

                   (b) Series 1 Preferred Stock certificates in denominations of one or whole number multiples thereof may be converted into Common Stock at the then applicable Conversion Ratio. The Series 1 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, provided that the


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Certificate representing such Series 1 Preferred Stock, with the conversion form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, has been received by the Preferred Agent as defined herein. The person entitled to receive the securities deliverable upon such conversion shall be treated for all purposes as the holder of such securities as of the close of business on the Conversion Date. If Series 1 Preferred Stock in denominations other than one or whole number multiples thereof shall be converted at one time by the same Registered Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of full shares of Common Stock issuable upon such exercise. As soon as practicable on or after the Conversion Date and in any event within five business days after such date, if one or more shares of Series 1 Preferred Stock have been converted, the Preferred Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same, a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such conversion, and the Preferred Agent shall deliver the same to the person or persons entitled thereto. Upon the conversion of any one or more Series 1 Preferred Stock, the Preferred Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such conversion.

                  (c) The Company shall not be obligated to issue any fractional share interests upon the conversion of any Series 1 Preferred Stock, nor shall it be obligated to issue scrip in lieu of fractional interests. All fractional shares or fractional interests will be rounded up to the nearest whole share.

                   (d) In the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock and/or Series 1 Preferred Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter immediately before the date of such Series 1 Preferred Stock record date for each Change of Shares, the Conversion Ratio for the Series 1 Preferred Stock in effect immediately prior to such Change of Shares shall be changed by the board of directors acting in good faith to a new Conversion Ratio based upon a proportionate change to the Conversion Ratio under the then applicable circumstances so that the holder of the Series 1 Preferred Stock is in the same position as if the holder converted the Series 1 Preferred Stock into Common Stock immediately before the Change of Shares.

                  (e) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Series 1 Preferred Stock (other than a change in par value, or from par value to no par value, or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Series 1 Preferred Stock) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may


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be, shall make lawful and adequate provision whereby the Registered Holder of each Series 1 Preferred Stock then outstanding shall have the right thereafter to receive on conversion of the Series 1 Preferred Stock, the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon conversion immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Preferred Agent, a statement signed by its Chairman, Chief Executive Officer or President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6(d). The above provisions of this Section 6(e) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (f) Irrespective of any adjustments or changes in the Conversion Ratio and the number of shares of Common Stock issuable upon conversion of the Series 1 Preferred Stock, the Series 1 Preferred Stock Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Certificates, continue to express the Conversion Ratio and the number of shares purchasable thereunder as expressed in the Certificates when the same were originally issued.

                  (g) After each adjustment of the Conversion Ratio pursuant to this Section 6, the Company will promptly prepare a certificate signed by the Chairman, Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Conversion Ratio as so adjusted, (ii) the number of shares of Common Stock purchasable upon conversion of each share of Series 1 Preferred Stock, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Preferred Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Preferred Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Preferred Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (h) The Corporation shall at all times reserve and, keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series 1 Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of Series 1 Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series 1 Preferred Stock in accordance with the provisions hereof.

                  (i) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series 1 Preferred Stock,


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but, in lieu thereof, the number of shares issuable upon conversion shall be rounded up to the nearest whole number of shares.

         7.       Redemption.

                  (a) Commencing on or after ____________, 2000, (the "Initial Redemption Date"), the Company may redeem the entire Series 1 Preferred Stock at $7.20 per share (the "Redemption Price") on at least 30 days prior written notice to the Registered Holders of the Series 1 Preferred Stock, commencing on the Initial Redemption Date. All Series 1 Preferred Stock must be redeemed if any are redeemed. The Redemption Price shall be appropriately and proportionably adjusted by the Board of Directors of the Company by corporate resolution for all stock splits, stock dividends, recapitalizations and the like of Series 1 Preferred Stock and notice of any adjustment shall be sent promptly to the holders of Series 1 Preferred Stock.

                  (b) In the event the Company exercises its right to redeem all of the Series 1 Preferred Stock, it shall give or cause to be given notice to the Registered Holders of the Series 1 Preferred Stock, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at least by the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Preferred Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. At the time of the mailing to the Registered Holders of the Series 1 Preferred Stock of the notice of redemption, the Company shall deliver or cause to be delivered to the Representative a similar notice telephonically and confirmed in writing.

                  (c) The notice of redemption, which may not be mailed until on or after the Initial Redemption Date, shall specify (i) the redemption price,
(ii) the date fixed for redemption, (iii) the place where the Series 1 Preferred Stock Certificates shall be delivered and the Redemption Price shall be paid, and (iv) that the right to convert the Series 1 Preferred Stock shall terminate at 5:00 p.m. (New York City Time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Series 1 Preferred Stock shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Preferred Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to convert a Series 1 Preferred Stock shall terminate at 5:00 p.m. (New York City Time) on the business day immediately preceding the Redemption Date. The Redemption Price payable to the Registered Holders shall be paid against cancellation of the certificates pursuant to instructions given in the notice of redemption.

         8.       Subordination.

                  In the event that any holder of any shares of Series 1 Preferred Stock shall receive any payment on account of any dividend on, redemption or liquidation of, or other


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amount payable with respect to, any shares of Series 1 Preferred Stock which, in accordance with the terms hereof or any other note, indenture, contract, agreement, order or other legal restriction then binding upon the Corporation, the holder of such Series 1 Preferred Stock is not then entitled to receive, such holder will forthwith return the same to the Corporation in the form received, and until so returned will hold the same in trust for the Corporation.

         9.       Definitions.

                  "Preferred Agent"-shall mean American Stock Transfer & Trust Company or its authorized successor.

                  IN WITNESS WHEREOF, Kids Stuff, Inc. has caused this certificate to be signed by its President, Jeanne Miller and attested by its Secretary, William Miller this __ day of ________________, 1998.



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                                                    Jeanne Miller, President
ATTEST:


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William Miller, Secretary